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                                   EXHIBIT N-7

         MARKET SHARE FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                 (COMPANIES LISTED IN OEDER OF CUSTOMERS SERVED)

[BAR CHART]

             NiSource Inc  Nicor, Inc.  Xcel Energy, Inc.  Atmos Energy Corp.  Southern Union Co.  Peoples Energy Corp.
-----------------------------------------------------------------------------------------------------------------------
Customers       0.1509        0.1119          0.0997            0.0943               0.0881               0.0587
Revenue         0.1674        0.1011          0.1004            0.0912               0.0832               0.0737
Assets          0.2742        0.0896          0.0633            0.0753               0.0396               0.0644

             Wisconsin Energy                              MidAmerican Energy
                   Corp.       Vectren Corp.  Aquila, Inc     Holdings Co.     Laclede Group, The  Ameren Corp.     Cinergy Corp.
----------------------------------------------------------------------------------------------------------------------------------
Customers         0.0575          0.0567         0.0454         0.0391             0.0383           0.0306           0.0284
Revenue            0.052          0.0554         0.0463         0.0313             0.0425           0.0312           0.0238
Assets            0.0401          0.0354          0.048         0.1254             0.0252           0.0322           0.0247

                                                  Everyone else
             Dynegy, Inc.   Alliant Energy Corp.    combined
---------------------------------------------------------------
Customers       0.0242             0.024             0.0522
Revenue         0.0248             0.026             0.0497
Assets           0.019            0.0094             0.0342

Source: 2001 RDI Data
Note : Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin

                                   EXHIBIT N-7

         MARKET SHARE FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                     COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                              Customers                  Share of      Cumulative
           Holding Company                   (thousands)       Rank       Total           Share
------------------------------------------------------------------------------------------------------
NiSource Inc                                    2,507           1         15.1%           15.1%
Nicor, Inc.                                     1,859           2         11.2%           26.3%
Xcel Energy, Inc.                               1,657           3         10.0%           36.3%
Atmos Energy Corp.                              1,567           4          9.4%           45.7%
Southern Union Co.                              1,464           5          8.8%           54.5%
Peoples Energy Corp.                              975           6          5.9%           60.4%
Wisconsin Energy Corp.                            955           7          5.8%           66.1%
Vectren Corp.                                     942           8          5.7%           71.8%
Aquila, Inc                                       754           9          4.5%           76.3%
MidAmerican Energy Holdings Co.                   649           10         3.9%           80.2%
Laclede Group, The                                636           11         3.8%           84.1%
Ameren Corp.                                      508           12         3.1%           87.1%
Cinergy Corp.                                     472           13         2.8%           90.0%
DYNEGY, INC.                                      401           14         2.4%           92.4%
Alliant Energy Corp.                              398           15         2.4%           94.8%
E.ON AG                                           303           16         1.8%           96.6%
WPS Resources Corp.                               290           17         1.7%           98.3%
Madison Gas & Electric Co.                        117           18         0.7%           99.0%
Delta Natural Gas Co., Inc.                        39           19         0.2%           99.3%
Beynon Farm Products Corp.                         30           20         0.2%           99.5%
Midwest Natural Gas Corp.                          15           21         0.1%           99.6%
ALLETE                                             12           22         0.1%           99.6%
Midwest Bottle Gas Co.                             11           23         0.1%           99.7%
Natural Gas Processors                              8           24         0.0%           99.7%
Southern Missouri Gas Co., L.P.                     7           25         0.0%           99.8%
Community Natural Gas Co., Inc.                     7           26         0.0%           99.8%
Consumers Gas Co.                                   6           27         0.0%           99.9%
Saint Croix Valley Natural Gas Co., In              6           28         0.0%           99.9%
Master Gas Service Co.                              4           29         0.0%           99.9%
Mount Carmel Public Utility Co.                     4           30         0.0%           99.9%
South Eastern Indiana Natural Gas Co.,              2           31         0.0%          100.0%
Westfield Gas Corp.                                 2           32         0.0%          100.0%
Public Gas Co.                                      2           33         0.0%          100.0%
American Natural Gas Corporation                    1           34         0.0%          100.0%
Switzerland County Natural Gas Co.                  1           35         0.0%          100.0%
Western Lewis-Rectorville Gas District              1           36         0.0%          100.0%
Belfry Gas, Inc.                                    1           37         0.0%          100.0%
Elam Utility Co.                                    0           38         0.0%          100.0%
Auxier Road Gas Co.                                 0           39         0.0%          100.0%
B & H Gas Co.                                       0           40         0.0%          100.0%
Allerton Gas Co.                                    0           41         0.0%          100.0%

Total                                          16,610

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                   EXHIBIT N-7

         MARKET SHARE FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                           COMPANIES SORTED BY REVENUE

                                                  Revenue                 Share of     Cumulative
           Holding Company                   (millions of $)    Rank        Total        Share
--------------------------------------------------------------------------------------------------
NiSource Inc                                       3,142           1        16.7%         16.7%
Nicor, Inc.                                        1,898           2        10.1%         26.9%
Xcel Energy, Inc.                                  1,885           3        10.0%         36.9%
Atmos Energy Corp.                                 1,712           4         9.1%         46.0%
Southern Union Co.                                 1,561           5         8.3%         54.3%
Peoples Energy Corp.                               1,384           6         7.4%         61.7%
Vectren Corp.                                      1,040           7         5.5%         67.2%
Wisconsin Energy Corp.                               976           8         5.2%         72.4%
Aquila, Inc                                          869           9         4.6%         77.1%
Laclede Group, The                                   798          10         4.3%         81.3%
MidAmerican Energy Holdings Co.                      587          11         3.1%         84.4%
Ameren Corp.                                         585          12         3.1%         87.6%
Alliant Energy Corp.                                 488          13         2.6%         90.2%
DYNEGY, INC.                                         466          14         2.5%         92.6%
Cinergy Corp.                                        447          15         2.4%         95.0%
WPS Resources Corp.                                  333          16         1.8%         96.8%
E.ON AG                                              277          17         1.5%         98.3%
Madison Gas & Electric Co.                           132          18         0.7%         99.0%
Delta Natural Gas Co., Inc.                           44          19         0.2%         99.2%
Beynon Farm Products Corp.                            38          20         0.2%         99.4%
Midwest Natural Gas Corp.                             19          21         0.1%         99.5%
ALLETE                                                16          22         0.1%         99.6%
Midwest Bottle Gas Co.                                13          23         0.1%         99.7%
Southern Missouri Gas Co., L.P.                       10          24         0.1%         99.7%
Natural Gas Processors                                 8          25         0.0%         99.8%
Community Natural Gas Co., Inc.                        8          26         0.0%         99.8%
Saint Croix Valley Natural Gas Co., In                 6          27         0.0%         99.9%
Consumers Gas Co.                                      6          28         0.0%         99.9%
Master Gas Service Co.                                 5          29         0.0%         99.9%
Mount Carmel Public Utility Co.                        4          30         0.0%         99.9%
Westfield Gas Corp.                                    2          31         0.0%         99.9%
South Eastern Indiana Natural Gas Co.,                 2          32         0.0%        100.0%
American Natural Gas Corporation                       2          33         0.0%        100.0%
Allerton Gas Co.                                       2          34         0.0%        100.0%
Switzerland County Natural Gas Co.                     1          35         0.0%        100.0%
Public Gas Co.                                         1          36         0.0%        100.0%
Elam Utility Co.                                       1          37         0.0%        100.0%
Western Lewis-Rectorville Gas District                 1          38         0.0%        100.0%
Belfry Gas, Inc.                                       0          39         0.0%        100.0%
B & H Gas Co.                                          0          40         0.0%        100.0%
Auxier Road Gas Co.                                    0          41         0.0%        100.0%

Total                                             18,769

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                   EXHIBIT N-7

         MARKET SHARE FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                           COMPANIES SORTED BY ASSETS

                                                Assets                 Share of     Cumulative
            Holding Company                (millions of $)    Rank       Total         Share
--------------------------------------------------------------------------------------------------
NiSource Inc                                    10,273          1        27.4%         27.4%
MidAmerican Energy Holdings Co.                  4,696          2        12.5%         40.0%
Nicor, Inc.                                      3,357          3         9.0%         48.9%
Atmos Energy Corp.                               2,823          4         7.5%         56.4%
Peoples Energy Corp.                             2,413          5         6.4%         62.9%
Xcel Energy, Inc.                                2,370          6         6.3%         69.2%
Aquila, Inc                                      1,799          7         4.8%         74.0%
Wisconsin Energy Corp.                           1,502          8         4.0%         78.0%
Southern Union Co.                               1,483          9         4.0%         82.0%
Vectren Corp.                                    1,328         10         3.5%         85.5%
Ameren Corp.                                     1,207         11         3.2%         88.8%
Laclede Group, The                                 943         12         2.5%         91.3%
Cinergy Corp.                                      924         13         2.5%         93.7%
DYNEGY, INC.                                       712         14         1.9%         95.6%
WPS Resources Corp.                                418         15         1.1%         96.8%
E.ON AG                                            408         16         1.1%         97.8%
Alliant Energy Corp.                               353         17         0.9%         98.8%
Madison Gas & Electric Co.                         191         18         0.5%         99.3%
Delta Natural Gas Co., Inc.                        142         19         0.4%         99.7%
Beynon Farm Products Corp.                          51         20         0.1%         99.8%
Midwest Bottle Gas Co.                              18         21         0.0%         99.9%
ALLETE                                              16         22         0.0%         99.9%
Natural Gas Processors                              11         23         0.0%         99.9%
Master Gas Service Co.                               7         24         0.0%         99.9%
Consumers Gas Co.                                    6         25         0.0%        100.0%
Midwest Natural Gas Corp.                            5         26         0.0%        100.0%
Saint Croix Valley Natural Gas Co., In               5         27         0.0%        100.0%
Westfield Gas Corp.                                  3         28         0.0%        100.0%
South Eastern Indiana Natural Gas Co.,               2         29         0.0%        100.0%
Southern Missouri Gas Co., L.P.                      .
Community Natural Gas Co., Inc.                      .
Mount Carmel Public Utility Co.                      .
Public Gas Co.                                       .
American Natural Gas Corporation                     .
Switzerland County Natural Gas Co.                   .
Western Lewis-Rectorville Gas District               .
Belfry Gas, Inc.                                     .
Elam Utility Co.                                     .
Auxier Road Gas Co.                                  .
B & H Gas Co.                                        .
Allerton Gas Co.                                     .

Total                                           37,464

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.